UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2009

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Election of Hala Moddelmog as Director

On August 5, 2009, the Board of Directors (the "Board") of the Company unanimously elected Hala Moddelmog to the Board of Directors. Ms. Moddelmog will stand for re-election to the Board of Directors at the Company’s 2010 annual meeting of stockholders.

Ms. Moddelmog, age 53, has been president and chief executive officer of the Susan G. Komen for the Cure since September 2006. Prior to joining the Komen Foundation, she served as chief executive officer of Catalytic Ventures, a company she founded to consult and invest in the food service industry. From 1995 to 2004, she was the President of Church’s Chicken, a division of AFC Enterprises. She also held executive management and marketing positions at Church’s Chicken, Arby’s Franchise Association and BellSouth. From 2006 until January 2008, Ms. Moddelmog served on the Board of Directors of Fiesta Brands, Inc., and from 2006 to 2007 on the Board of Directors HyperActive Technologies. She served on the Board of Trustees for the Georgia Southern University Foundation from 2005 to 2008, and for Clark Atlanta University from 2004 to 2006. Ms. Moddelmog currently serves on the Board of Directors of AMN Healthcare Services, Inc.

Upon being elected as a Director, Ms. Moddelmog received an initial equity grant from the Company in accordance with its previously approved non-management Director compensation program. The equity grant was comprised of non-qualified stock options to purchase 7,729 shares of the Company’s common stock at $23.34 per share and 3,642 shares of restricted stock. The options and restricted stock will vest in full on August 5, 2010.

2. Amendment to 2009 Equity Incentive Plan

On August 5, 2009, the Board approved an amendment to the Company’s 2009 Equity Incentive Plan (the "Plan"). The amendment provides that the definition of the term "Administrator" in Section 2(a) of the Plan is amended in its entirety to read: "Administrator" means, except to the extent otherwise provided by the Board, the Committee; provided, however, that all Awards granted to non-employee (independent) Directors shall be administered by a committee of independent Directors of the Board, which shall not be subject to management discretion.

The above description is qualified in its entirety by reference to the amendment to the Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

3. Amendment to Employment Agreement of James G. Carlson

On August 4, 2009, the Compensation Committee of the Board approved, and the Company and James G. Carlson, the Company’s Chairman, Chief Executive Officer and President, entered into, Amendment No. 2 to Mr. Carlson’s Employment Agreement dated as of January 16, 2008 (the "Amendment"). The Amendment amends Mr. Carlson’s Employment Agreement to provide him certain benefits related to COBRA assistance and the payment of certain installments under the Company’s long term incentive plan upon a termination of employment in the same manner that such benefits are provided to the Company’s other executive officers under the Company’s Severance Plan, which was adopted by the Company after the execution of Mr. Carlson’s Employment Agreement.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Amendment. The above description is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

4. Retirement and Employment Agreement of Stanley F. Baldwin

On August 4, 2009, the Company announced that Stanley F. Baldwin, who has been the Company’s Executive Vice President, General Counsel and Secretary since 1997, will retire effective December 31, 2010. In order to assist the Company with continuity and transition planning, the Compensation Committee of the Board approved, and the Company and Mr. Baldwin entered into, an Employment and Retirement Agreement dated as of August 4, 2009 (the "Retirement Agreement").

Pursuant to the terms of the Retirement Agreement, Mr. Baldwin shall be entitled to:

• a base annual salary of $365,000 during the term of the Retirement Agreement, subject to adjustment as provided therein;

• continued eligibility for an annual cash bonus for the 2009 and 2010 performance years in the target amount of not less than $300,000, payable, if at all, pursuant to the terms of the Retirement Agreement and the Company’s 2007 Cash Incentive Plan;

• continued eligibility for long term cash incentive awards for the 2009 and 2010 performance years at a target amount of not less than $100,000, payable, if at all, pursuant to the terms of the Retirement Agreement and the Company’s 2007 Cash Incentive Plan;

• continued eligibility for an equity award for the 2009 performance year (to be granted in May 2010) with a target value of $400,000, granted, if at all, pursuant to the terms of the Retirement Agreement and the Company’s 2009 Equity Incentive Plan;

• continued eligibility to participate in the Company’s other compensation and benefits plans on the same basis as other executive officers of the Company;

• effective as of the Retirement Date (as defined in the Retirement Agreement), all unvested options to purchase shares of Company stock held by Mr. Baldwin as of such date shall vest and become immediately exercisable and all restrictions on transfer applicable to any shares of restricted stock of the Company held by Mr. Baldwin as of such date shall immediately lapse; and

• a lump-sum payment in the amount of his annual base salary for 2010, plus his annual cash bonus target for the performance year 2010, which shall be paid no later than December 31, 2010.

In the event the Company terminates Mr. Baldwin’ employment without Cause (as defined in the Agreement) or his employment terminates by reason of death or disability during the term of the Retirement Agreement, the Company shall provide him, or his estate or personal representative, as applicable, with certain termination and severance benefits as set forth in the Retirement Agreement.

During the period of Mr. Baldwin’ employment and for 12 months thereafter, Mr. Baldwin shall be subject to a covenant not to compete and a covenant not to solicit or induce Company employees to leave the Company.

Upon execution of the Retirement Agreement, Mr. Baldwin received an equity grant comprised of non-qualified stock options to purchase 17,325 shares of the Company’s common stock at $24.54 per share and 8,150 shares of restricted stock.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Retirement Agreement. The above description is qualified in its entirety by reference to the Retirement Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 5, 2009, the Board approved amendments to the Company’s Code of Business Conduct and Ethics (the "Code of Conduct"), which applies to all of its directors, officers and employees. The amendments enhance the provisions of the Code of Conduct regarding compliance reporting, document retention and safeguarding confidential information. The amendments also include technical, administrative and other non-substantive changes in other sections of the Code of Conduct. The foregoing summary of the amendments to the Code of Conduct is qualified in its entirety by reference to the amended Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code of Conduct will also be posted as soon as practicable on the corporate governance page of the Company’s website at www.amerigroupcorp.com.

Item 8.01 Other Events.

On August 5, 2009, the Board authorized an increase to the Company’s on-going stock repurchase program that will allow the Company to repurchase up to $200 million of shares of its common stock. The $200 million authorization is for repurchases made from and after August 5, 2009 and is inclusive of all prior but unused authorizations to repurchase shares (which authorizations were previously expressed in number of shares rather than dollar limits).

No duration has been placed on the repurchase program and the Company reserves the right to discontinue the repurchase program at any time. The Company may repurchase shares, if at all, through open market purchases in accordance with Rule 10b-18 of the Securities Act of 1934, as amended, or pursuant to Rule 10b5-1 plans that it may enter into from time to time in the future. The number of shares to be repurchased and the timing of the repurchases will be based on the level of available cash and other factors, including market conditions, the terms of any applicable 10b5-1 plans and self-imposed blackout periods.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment to AMERIGROUP Corporation 2009 Equity Incentive Plan dated as of August 5, 2009.

10.2 Amendment No. 2 to Employment Agreement dated as of August 4, 2009 by and between AMERIGROUP Corporation and James G. Carlson.

10.3 Retirement and Employment Agreement dated as of August 4, 2009 by and between AMERIGROUP Corporation and Stanley F. Baldwin.

14.1 AMERIGROUP Corporation Code of Business Conduct and Ethics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

August 10, 2009	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to AMERIGROUP Corporation 2009 Equity Incentive Plan dated as of August 5, 2009.
10.2	Amendment No. 2 to Employment Agreement dated as of August 4, 2009 by and between AMERIGROUP Corporation and James G. Carlson.
10.3	Retirement and Employment Agreement dated as of August 4, 2009 by and between AMERIGROUP Corporation and Stanley F. Baldwin.
14.1	AMERIGROUP Corporation Code of Business Conduct and Ethics.